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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 12, 2008
LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (605) 988-1000
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities
     As part of its on-going efforts to enhance profitability, on December 12, 2008, LodgeNet Interactive Corporation (the “Company”) announced that it would be transitioning calls from hotel guests requiring assistance to connect to the Internet to a call center operated by a third party specializing in providing support to Internet customers. As part of this transition, the Company will be closing its Atlanta, Georgia call center facility during the first quarter of 2009.
     The closing of the Atlanta call center location will result in a decrease of the Company’s employees by approximately 110 full time positions, representing approximately 9% of its total workforce. These reductions are in addition to the reduction in force announced by the Company on November 24, 2008, and will be completed by the end of the first quarter of 2009. The Company’s existing call center in Sioux Falls, SD, which currently handles calls from hotels related to the Company’s video systems, will handle calls from hotel customers, as well as calls that require detailed technical knowledge or are escalated from the third party call center. All customer service operations will continue to be based in the United States.
     As a result of the closing of the Atlanta customer service location, the Company expects to incur a charge of approximately $550,000 in the fourth quarter of 2008 for employee related expenses and $350,000 in the first quarter of 2009 for other exit-related costs arising from contractual and other obligations. The charges are not expected to affect the Company’s compliance with its financial covenants during the fourth quarter of 2008 or for the first quarter of 2009 because related cash expenditures during the period will be offset by cash savings on salaries and related expenses. It is anticipated that the foregoing action will reduce the Company’s expenses during the second through fourth quarters of 2009 by a total of approximately $2 million.
     The foregoing contains forward-looking statements regarding the timing of reduction in force and amount of related charges and the Company’s compliance with financial covenants. Statements regarding future events are based on the Company’s current expectations and are necessarily subject to associated risks related to the completion of the reduction in force in the manner anticipated by the Company. Actual results may differ materially from those in the forward-looking statements. For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET INTERACTIVE CORPORATION
Date: December 18, 2008	By	/s/ James G. Naro
James G. Naro
		Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer